Exhibit 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-56458, 333-34290, 333-57438, 333-57432, 333-57450) of Monro Muffler Brake, Inc. of our report dated May 20, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Rochester, New York
June 10, 2004

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